                                                                    EXHIBIT 99.1

                        {SYNOVIS LIFE TECHNOLOGIES LOGO)


FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson/Marian Briggs              Connie Magnuson, CFO
(612) 455-1745/(612) 455-1742               (651) 796-7300


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS RECORD
FISCAL FIRST-QUARTER REVENUE

REVENUE INCREASES 17 PERCENT OVER PRIOR-YEAR QUARTER;
INTERVENTIONAL BUSINESS POSTS RECORD FIRST-QUARTER REVENUE

         ST. PAUL, Minn., Feb. 16, 2005 - Synovis Life Technologies, Inc. (NASDAQ: SYNO), today reported revenue and earnings for the first fiscal quarter ended Jan. 31, 2005.

         First-quarter consolidated net revenue rose to $13.4 million, a 17 percent increase over $11.5 million in the same period last year. The company reported net income of $205,000 or $0.02 per diluted share, versus net income of $419,000, or $0.03 per diluted share, in the year-earlier period.

         "Our initiatives to tighten the operations of both business units in response to market conditions are beginning to return the benefits we expected," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "We are obviously pleased with the record first-quarter revenue of the interventional business. And while the gastric bypass market circumstances are still challenging for the surgical business, we are pleased with our activities and financial management of this solidly profitable segment as we work to re-establish its growth."

         Cash, cash equivalents and short-term investments totaled $41.6 million at Jan. 31, 2005, compared to $42.3 million at the end of fiscal 2004. Cash provided by operations was $1.0


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Synovis Life Technologies, Inc.
February 16, 2005
Page 2


million in the first quarter, compared to cash used of $419,000 in the first quarter of the prior fiscal year. In the just-completed quarter, capital expenditures totaled $834,000, and were largely related to the acquisition of specialized equipment to meet demand in the interventional business. The company is currently expecting fiscal 2005 capital expenditures of up to $5.0 million. In addition, $986,000 was used for the December 2004 acquisition of the assets of Neuroregen LLC.

         Beginning with this first quarter of fiscal 2005, Synovis is reporting financial results in three business segments: surgical business, interventional business and corporate and other. The corporate and other category captures costs not allocated to one of the operating business segments; most costs are related to operating as a public company. Prior-year amounts have been reclassified to provide comparable financial presentation.

SURGICAL BUSINESS

         In the first quarter, surgical business revenue was $6.5 million, down 2 percent from $6.7 million in the year-ago period. The surgical business generated $877,000 in operating income, at an operating margin of 13 percent, compared to $1.5 million in the same period last year. While first-quarter revenue was flat with the fourth quarter of fiscal 2004, operating income was up sequentially from $740,000 at an operating margin of 11 percent in the fourth quarter of last fiscal year.

         First-quarter revenue from Peri-Strips(R), the company's staple line buttress and the leading surgical business revenue generator, totaled $2.7 million, down from $3.1 million in the year-ago period and down sequentially from $2.8 million in the fourth fiscal quarter. In fiscal 2004, Peri-Strips sales slowed due to various factors affecting the gastric bypass market, which the company has discussed previously.

         Indications are that interest in gastric banding, a less-invasive alternative surgical treatment for morbid obesity, has benefited from the controversy about the safety and efficacy of gastric bypass surgery. A significant analytical paper covering more than 22,000 patients addressed much of the controversy surrounding the efficacy of surgical procedures to treat morbid obesity. The paper, published in the October 13, 2004, issue of the Journal of the American Medical Association, clearly demonstrated that the significant health, social and economic benefits of gastric surgery for the morbidly obese outweigh the clinical risks. Data


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Synovis Life Technologies, Inc.
February 16, 2005
Page 3


from the study also showed that the long-term health benefits, such as weight loss and resolution of diabetes, are notably less favorable with gastric banding compared to gastric bypass surgery.

         Since October 2004, three studies showing excellent clinical benefits using Peri-Strips in gastric bypass surgery have been published in Obesity Surgery. These studies highlight the risk- reducing and cost-saving benefits of using Peri-Strips. One of these studies was authored by Dr. Luigi Angrisani and sponsored by Synovis.

         Last week, Synovis began a controlled release of Peri-Strips Dry with Veritas(R) Collagen Matrix. This product is a combination of two of the company's patented technologies, and is the next generation of biomaterial buttress. Veritas, the company's patented remodelable biomaterial, acts as a scaffolding which the body infiltrates with its own cells and develops blood vessels in the implanted tissue. After a period of time, the implant is replaced by tissue which takes on the characteristics of the surrounding area at the cellular level. Synovis first introduced Veritas as a material for several pelvic procedures for women, and first-quarter Veritas sales into this market were up 56 percent over the year-ago period.

         The company expects slow but steady growth in the number of lung volume reduction (LVR) procedures in 2005, which should add to Peri-Strips revenue during the year. This treatment for late-stage emphysema was first made successful in the mid-90s through the use of Peri-Strips.

         The microsurgery product line grew to $640,000 in the first quarter, an impressive 72 percent increase over the prior-year quarter. The primary microsurgery products are the Microvascular Anastomotic Coupler (the Coupler) and coupler instrumentation, which are used by microsurgeons in several specialties to connect extremely small arteries or veins, without sutures, quickly, easily and with consistently excellent results. In December 2004, Synovis acquired the Neurotube(R), a device used to assist the regeneration of severed nerves, and began selling the product in the quarter.

         In early November 2004, Synovis announced the surgical business had reached a mutual agreement with a distributor to change the representation of its products in a large U.S. territory. By agreement, the transition process continues through April 2005, when new sales representation will assume full control. The company believes this transition will yield long-term benefits, although the process of change will have short-term costs.


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Synovis Life Technologies, Inc.
February 16, 2005
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INTERVENTIONAL BUSINESS

         Interventional business revenue rose to $6.9 million in the fiscal 2005 first quarter, a 42 percent gain over $4.8 million in the same period last year
- and a record first-quarter performance for this segment. First-quarter sales to the three largest interventional customers grew substantially, with an average growth rate of 49 percent. The interventional business reduced its first-quarter operating loss to $275,000, 47 percent lower than the year-ago period, even as this business incurred additional costs related to workforce reduction in the just-completed quarter.

         In December 2004, the interventional business began integrating its two divisions in Lino Lakes, Minn., to enhance its market presence and increase efficiency. This integration is well under way and beginning to yield promising results.

         During the quarter, the interventional business recorded its first sales of a product incorporating Synovis' Navi-Glide(TM) Steerable Stylet technology, a single-use disposable device designed to assist physicians in interventional cardiac and neuro procedures. This customer was the first to place a small purchase order for 2005 for devices incorporating this technology, which Synovis developed and patented. The company is working with other customers on individualized applications of this technology.

         Revenue from manufacturing transferred to Synovis Caribe in Puerto Rico increased to $1.4 million, up 135 percent from 2004 first-quarter revenue of $600,000. Synovis Caribe recently added a dedicated sales person based there to expand the customer base in Puerto Rico.

OUTLOOK

         The company continues to expect revenue and earnings to trend upward throughout fiscal 2005. Factors affecting revenue include the situation in the gastric bypass market, the unpredictability of demand for interventional products and services, and other variables as discussed in the company's Form 10-K for fiscal 2004 and its phone conference of December 1, 2004.

         Larson concluded, "First-quarter results are in line with the comments we made in the fourth-quarter conference call. We believe that the general 2005 guidance given in that conference call remains germane. Our strong balance sheet and cash position give us the flexibility to pursue and execute our strategy of seeking desirable acquisitions and/or to invest in other avenues of business expansion."


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Synovis Life Technologies, Inc.
February 16, 2005
Page 5


CONFERENCE CALL AND WEBCAST

         Synovis Life Technologies will host a live Webcast of its fiscal first-quarter conference call today, Feb. 16, at 10:00 a.m. CT to discuss the company's results. To access the live Webcast, go to the investor information section of the company's Web site, www.synovislife.com, on the day of the conference call and click on the Webcast icon. A Webcast replay will be available beginning at noon CT, Wednesday, Feb. 16, 2005.

         If you prefer to listen to an audio replay of the conference call, dial
(800) 405-2236 and enter access number 11023132. The audio replay will be available beginning at noon CT on Wednesday, Feb. 16, through 6:00 p.m. CT on Friday, Feb. 18.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed, the level of orders from contract manufacturing customers, the results of the ongoing securities litigation, and the company's ability to effectively transition distribution in the territory affected by the recently announced distribution change, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2004.




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Synovis Life Technologies, Inc.
February 16, 2005
Page 6


SYNOVIS LIFE TECHNOLOGIES, INC.
Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                            Three Months Ended
                                                                  Jan. 31
                                                           2005              2004
                                                       ------------      ------------

Net revenue                                            $     13,423      $     11,519
Cost of revenue                                               8,196             5,901
Gross margin                                                  5,227             5,618
Gross margin percentage                                          39%               49%
Selling, general and
  administrative                                              4,162             4,157
Research and development                                        908               894
Other operating expenses                                         36                --

Operating income                                                121               567
Interest, net                                                   185                67
Income before provision for
  income taxes                                                  306               634

Provision for income taxes                                      101               215

Net income                                             $        205      $        419

Basic earnings per share                               $       0.02      $       0.04
Diluted earnings per share                             $       0.02      $       0.03


Weighted average basic shares
  outstanding                                                11,728            11,459
Weighted average diluted shares
  outstanding                                                12,004            12,062



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Synovis Life Technologies, Inc.
February 16, 2005
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SYNOVIS LIFE TECHNOLOGIES, INC.

Business Segment Information (unaudited)
(In thousands)

                                                            Three Months Ended
                                                                  Jan. 31
                                                           2005              2004
                                                       ------------      ------------

Net revenue
    Surgical business                                  $      6,543      $      6,686
    Interventional business                                   6,880             4,833
                                                       ------------      ------------
    Total                                              $     13,423      $     11,519

Gross margin
    Surgical business                                  $      3,910      $      4,345
    Interventional business                                   1,317             1,273
                                                       ------------      ------------
    Total                                              $      5,227      $      5,618

Gross margin percentage
    Surgical business                                            60%               65%
    Interventional business                                      19%               26%
    Total                                                        39%               49%

Operating income (loss)
    Surgical business                                  $        877      $      1,490
    Interventional business                                    (275)             (518)
    Corporate and other                                        (481)             (405)
                                                       ------------      ------------
    Total                                              $        121      $        567



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Synovis Life Technologies, Inc.
February 16, 2005
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SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets (unaudited)
As of Jan. 31, 2005, and Oct. 31, 2004
(in thousands, except share and per share data)

                                                                       January 31,      October 31,
                                                                           2005             2004
                                                                       ------------     ------------

ASSETS
Current assets:
Cash and cash equivalents                                              $      8,124     $     15,369
Short-term investments                                                       33,477           26,931
Accounts receivable, net                                                      6,945            7,722
Inventories                                                                  11,270           11,591
Other                                                                         3,529            3,555
                                                                       ------------     ------------
    Total current assets                                                     63,345           65,168


Property, plant and equipment, net                                           13,897           13,704
Goodwill and other intangible assets, net                                     7,804            6,853
                                                                       ------------     ------------
         Total assets                                                  $     85,046     $     85,725
                                                                       ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                  $      5,384     $      6,457
Current maturities of capital lease obligations                                  25               40
                                                                       ------------     ------------
         Total current liabilities                                            5,409            6,497


Deferred income tax liability, net                                            1,227            1,227
                                                                       ------------     ------------
    Total liabilities                                                         6,636            7,724
                                                                       ------------     ------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,748,641 and
     11,713,700 at January 31, 2005 and October 31, 2004,
     respectively                                                               117              117
Additional paid-in capital                                                   72,818           72,614
Retained earnings                                                             5,475            5,270
                                                                       ------------     ------------
    Total shareholders' equity                                               78,410           78,001
                                                                       ------------     ------------
    Total liabilities and shareholders' equity                         $     85,046     $     85,725
                                                                       ============     ============


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